Exhibit 99.1

WARNER MUSIC GROUP CORP. REPORTS FISCAL FIRST QUARTER RESULTS

FOR THE PERIOD ENDED DECEMBER 31, 2005

Digital revenue increases 176% to $69 million;

Net income grows 92% to $69 million or $0.46 per diluted share

•	Total revenue of $1,044 million for the first quarter 2006 declined 4% year-over-year and was flat year-over-year excluding the impact of exchange rates and the sheet music business sold in May 2005.

•	Digital revenue was $69 million climbing to 7% of total revenue in the quarter, up 30% sequentially from the fourth quarter 2005 and 176% from $25 million in the same quarter last year.

•	Operating income rose 11% year-over-year to $144 million in the quarter driving a 1.9 percentage point improvement in operating income margin to 13.8%.

•	Operating income before depreciation and amortization (OIBDA) in the quarter improved 6% year-over-year to $202 million leading to a 1.8 percentage point expansion in OIBDA margin to 19.3%.

•	Net income nearly doubled to $69 million in the quarter from $36 million in the same quarter last year, driving earnings up 47% to $0.46 per diluted share.

NEW YORK, February 14, 2006—Warner Music Group Corp. (NYSE: WMG) today announced its first quarter financial results for the three-month period ended December 31, 2005.

“This report demonstrates that we are transforming our vision into results. Warner Music Group is building on its strong 2005 performance creating sustained growth of shareholder value,” said Edgar Bronfman, Jr., Warner Music Group’s Chairman and CEO. “Our intense focus on and investment in the digital music business yielded dramatic growth in digital revenue, which was a major contributor to gains in total worldwide Recorded Music performance on a constant-currency basis. Our disciplined approach to profitable growth led to improved OIBDA and margins. In addition, a series of successful releases and A&R achievements also strengthened our competitive position – as reflected by Warner Bros. Records’ achieving the top-ranked label of the year for the first time in nine years.”

Michael Fleisher, Warner Music Group’s Executive Vice President and CFO, added: “We believe that our twelve-month performance is the best indication of the progress we are making in our mission to be a music-based content company. Over the latest twelve months, Warner Music Group’s worldwide revenue was up 3% year-over-year outpacing the industry.”

First Quarter Results

For the first quarter of fiscal 2006, revenue declined by 4% to $1,044 million from $1,088 million in the same quarter of fiscal 2005, primarily due to exchange rate fluctuations and the contribution from the sheet music business sold in May 2005. The sheet music business contributed $15 million to Music Publishing revenues and $1 million to each of OIBDA, Operating Income and Net Income in the first quarter of fiscal 2005. On a constant-currency basis (excluding a $27 million unfavorable impact of exchange rates) and excluding the sheet music business, quarterly revenue dipped 0.2% year-over-year. While reported revenue from both domestic and international markets each slipped 3% excluding the sheet music business in the prior year, international revenue actually rose by 1.9% on a constant-currency basis.

Operating income for the quarter rose by $14 million to $144 million from $130 million in the prior year. On a constant-dollar basis, the company’s operating income improved by 15% from the comparable fiscal 2005 quarter.

OIBDA for the quarter rose by $12 million to $202 million from $190 million last year, driving margin improvement of 1.8 percentage points to 19.3%.

Reported net income was $69 million or $0.46 per diluted share for the quarter compared to $36 million or $0.31 per diluted share in the comparable prior-year period.

The company also reported a cash balance of $278 million, total long-term debt of $2.2 billion and net debt (total long-term debt minus cash) of approximately $2.0 billion, as of December 31, 2005.

For the quarter, free cash flow (calculated by taking cash flow from operations less capital expenditures and cash paid for investments) amounted to $13 million compared to $38 million in the comparable fiscal 2005 quarter. Unlevered after-tax cash flow (defined as free cash flow less cash interest paid and non-recurring management fees) was $60 million compared to $83 million in the comparable fiscal 2005 quarter (see below for calculation of Non-GAAP Free Cash Flow).

The current quarter operating cash flow was negatively affected as compared to the same quarter last year by the shift of employee annual bonus payments from the second fiscal quarter to the first fiscal quarter, given the change in the fiscal year-end from November 30 to September 30.

Below is the business segment discussion for the quarter.

Recorded Music

Revenue for the company’s Recorded Music business decreased 2% to $920 million. Digital Recorded Music revenue of $64 million represented 7% of total Recorded Music revenue and grew 36% sequentially from the fourth quarter of fiscal 2005. Major sellers in the quarter included product from Madonna, Enya, James Blunt, Green Day and Notorious B.I.G.

While domestic Recorded Music revenue was largely flat, declining 1.5% to $407 million year-over-year, international Recorded Music revenue grew by 1.8%, excluding $23 million attributable to the negative impact of exchange rates. This year-over-year international revenue growth was primarily driven by growth in Europe in the quarter led by the United Kingdom and strong double-digit gains in the Asia/Pacific region, slightly offset by modest declines in Latin America.

Recorded Music operating income climbed 9% to $166 million in the quarter over the prior year, yielding an operating margin of 18.0%, up 1.8 percentage points from the comparable prior-year period.

Recorded Music OIBDA grew 6% to $206 million for the quarter compared to $194 million in the prior-year comparable period as a result of a more profitable product mix, including higher-margin digital sales. This drove a 1.8 percentage point expansion in OIBDA margins to 22.4% as compared to the same quarter last year.

Music Publishing

Music Publishing revenue decreased 15% compared to the same quarter in the prior year to $131 million in the quarter and was down only 4% year-over-year on a constant-currency basis excluding a $4 million unfavorable impact of exchange rates and the impact of the sheet music business. Digital revenue from Music Publishing amounted to $5 million which represents 4% of total Music Publishing revenue for the quarter.

Declines in both mechanical revenue and performance revenue of 6% were partially offset by growth in digital and other revenue sources. Performance revenue and mechanical revenue results reflect radio airplay and declines in prior period record sales. Synchronization revenue, consisting of movie, video game and advertisement deals as well as sales in newer formats, particularly of ringtones, was flat.

Music Publishing operating income was $6 million in the quarter compared to $10 million in the prior-year quarter ($9 million excluding the sheet music business). Music Publishing OIBDA was $21 million for the quarter, compared to $24 million in the same quarter of fiscal 2005 ($23 million excluding the sheet music business).

FAS 123 Expenses

FAS 123 expenses, which represent stock compensation expenses, amounted to $6 million for the quarter ended December 31, 2005 and $2 million for the quarter ended December 31, 2004. Recorded Music FAS 123 expenses amounted to $3 million and $2 million, for the quarters ended December 31, 2005 and 2004, respectively. Music Publishing FAS 123 expenses amounted to $1 million for the quarter ended December 31, 2005. Corporate FAS 123 expenses amounted to $2 million for the quarter ended December 31, 2005.

Financial details for the company’s first fiscal quarter 2006 can be found in the Form 10-Q filed today with the Securities and Exchange Commission.

This morning, management will be hosting a conference call to discuss the results at 8:30 A.M. EST. The call will be webcast on www.wmg.com.

About Warner Music Group

Warner Music Group became the only stand-alone music company to be publicly traded in the United States in May 2005. With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including Asylum, Atlantic, Bad Boy, Cordless, East West, Elektra, Lava, Maverick, Nonesuch, Reprise, Rhino, Sire, Warner Bros. and Word. Warner Music International, a leading company in national and international repertoire, operates through numerous international affiliates and licensees in more than 50 countries. Warner Music Group also includes Warner/Chappell Music, one of the world’s leading music publishers, with a catalog of more than one million copyrights worldwide.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995:

This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements. All forward-looking statements are made as of today, and we disclaim any duty to update such statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. Please refer to our Form 10-K and Form 10-Q concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

Figure 1: Warner Music Group Corp. – Consolidated Statement of Operations,

Three Months Ended 12/31/05 versus 12/31/04

(dollars in millions, except per share amounts)

	Three Months Ended Dec. 31 2005	Three Months Ended Dec. 31, 2004	% Change
	(unaudited)	(unaudited)
Revenues:	$1,044	$1,088	(4)%
Costs and Expenses:
Cost of revenues	(530)	(581)	(9)%
Selling, general and administrative expenses	(323)	(331)	(2)%
Amortization of intangible assets	(47)	(46)	2%

Total Costs and Expenses	$(900)	$(958)	(6)%

Operating Income	$144	$130	11%
Interest expense, net	(45)	(38)	18%
Equity in losses of equity-method investees	—	(1)	—
Unrealized loss on warrants	—	(22)	—
Minority interest expense	—	(5)	—
Other income, net	—	4	—

Net Income before income taxes	$99	$68	46%
Income tax expense	(30)	(32)	(6)%

Net Income	$69	$36	92%

Earnings Per Share:
Basic	$0.49	$0.33	46%
Diluted	$0.46	$0.31	47%

Weighted Averages Shares Outstanding:
Basic	141.4	107.5	32%
Diluted	150.5	115.3	31%

Figure 2: Warner Music Group Corp. – Consolidated Balance Sheets as of 12/31/05 and 9/30/05

(dollars in millions)

	Dec. 31, 2005	Sept 30, 2005	% Change
	(unaudited)	(audited)
Assets:
Current Assets
Cash & cash equivalents	$278	$288	(3)%
Accounts receivable, less allowances of $276 and $218	749	637	18%
Inventories	53	52	2%
Royalty advances (to be recouped w/in 1 year)	205	190	8%
Deferred tax assets	36	36	—
Other current assets	35	39	(10)%

Total Current Assets	$1,356	$1,242	9%
Royalty advances (to be recouped after 1 year)	205	190	8%
Investments	22	21	5%
Property, plant & equipment, net	151	157	(4)%
Goodwill	869	869	—
Intangible assets subject to amortization, net	1,768	1,815	(3)%
Intangible assets not subject to amortization	100	100	—
Other assets	104	104	—

Total Assets	$4,575	$4,498	2%

Liabilities & Shareholders’ Equity:
Current Liabilities
Accounts payable	$215	$247	(13)%
Accrued royalties	1,165	1,057	10%
Taxes & other withholdings	49	23	113%
Current portion of long-term debt	17	17	—
Dividend payable	20	—	—
Other current liabilities	339	404	(16)%

Total current liabilities	$1,805	$1,748	3%

Long-term debt	$2,224	$2,229	—
Dividends payable	6	5	20%
Deferred tax liabilities, net	195	201	(3)%
Other noncurrent liabilities	214	226	(5)%

Total Liabilities	$4,444	$4,409	1%

Common stock	—	—	—
Additional paid-in capital	554	548	1%
Retained earnings (deficit)	(449)	(480)	(6)%
Accumulated other comprehensive income	26	21	24%

Total Shareholders’ Equity	$131	$89	47%

Total Liabilities & Shareholders’ Equity	$4,575	$4,498	2%

Figure 3: Warner Music Group Corp. – Summarized Statement of Cash Flows,

Three Months Ended 12/31/05 versus 12/31/04

(dollars in millions)

	Three Months Ended Dec. 31, 2005	Three Months Ended Dec. 31, 2004	% Change
	(unaudited)	(unaudited)
Net cash provided by operating activities	$29	$63	(54)%
Net cash used in investing activities	(16)	(25)	(36)%
Net cash used in financing activities	(22)	(296)	(93)%
Effect of foreign currency exchange rates on cash	(1)	9	(111)%

Net decrease in cash	$(10)	$(249)	(96)%

Supplemental Disclosures Regarding Non-GAAP Financial Information

OIBDA

We evaluate our operating performance based on several factors, including our primary financial measure of operating income (loss) before non-cash depreciation of tangible assets and non-cash amortization of intangible assets (which we refer to as OIBDA). We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand the company’s operating performance and evaluate our performance in comparison to comparable periods. However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our businesses. Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with accounting principles generally accepted in the U.S.

Figure 4: Warner Music Group Corp. – Reconciliation of OIBDA to Net Income,

Three Months Ended 12/31/05 versus 12/31/04

(dollars in millions)

	Three Months Ended Dec. 31, 2005	Three Months Ended Dec. 31, 2004	% Change
	(unaudited)	(unaudited)
OIBDA	$202	$190	6%
Depreciation expense	(11)	(14)	(21)%
Amortization expense	(47)	(46)	2%

Operating income	$144	$130	11%
Interest expense, net	(45)	(38)	18%
Equity in losses of equity-method investees	—	(1)	—
Unrealized loss on warrants	—	(22)	—
Minority interest expense	—	(5)	—
Other income, net	—	4	—

Income before income taxes	$99	$68	46%
Income tax expense	(30)	(32)	(6)%

Net Income	$69	$36	92%

OIBDA Margin	19.3%	17.5%
Operating Income Margin	13.8%	11.9%

Figure 5: Warner Music Group Corp. – Statement of Operations by Segment,

Three Months Ended 12/31/05 versus 12/31/04

(dollars in millions)

	Three Months Ended Dec. 31, 2005	Three Months Ended Dec. 31, 2004	% Change
	(unaudited)	(unaudited)
Recorded Music:
Revenue	$920	$940	(2)%
OIBDA	206	194	6%
Depreciation and amortization	40	42	(5)%

Operating Income	$166	$152	9%

Music Publishing (a):
Revenue	$131	$155	(15)%
OIBDA	21	24	(13)%
Depreciation and amortization	15	14	7%

Operating Income	$6	$10	(40)%

Total:
Revenue	$1,044	$1,088	(4)%
OIBDA	202	190	6%
Depreciation and amortization	58	60	(3)%

Operating Income	$144	$130	11%

(a)	The sheet music business, which was sold in May 2005, contributed $15 million to Music Publishing revenues and $1 million to Music Publishing OIBDA and Operating Income in the three months ended December 31, 2004, as follows:

	Including sheet music business	Sheet music business	Excluding sheet music business
Revenue	155	15	140
OIBDA	24	1	23
Operating Income	10	1	9

Constant Currency

As exchange rates are an important factor in understanding period to period comparisons, we believe the presentation of results on a constant currency basis in addition to reported results helps improve the ability to understand the company’s operating results and evaluate our performance in comparison to prior periods. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. We use results on a constant currency basis as one measure to evaluate our performance. However, a limitation of the use of the constant currency results as a performance measure is that it does not reflect the $27 million, $23 million and $4 million unfavorable impact of exchange rates on our Total, Recorded Music and Music Publishing results, respectively, in the three months ended December 31, 2005 compared to the comparable prior year quarter. These results should be considered in addition to, not as a substitute for, results reported in accordance with accounting principles generally accepted in the U.S. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and is not a measure of performance presented in accordance with accounting principles generally accepted in the U.S.

Figure 6: Warner Music Group Corp. – Constant Currency Information – Consolidated Statement of Operations and Segment Statement of Operations on a Non-GAAP Constant Currency Basis for the Three Months Ended 12/31/05 versus 12/31/04

(dollars in millions, except per share amounts)

	Three Months Ended Dec. 31 2005	Three Months Ended Dec. 31, 2004	% Change
	(unaudited)	(unaudited)
Consolidated Statement of Operations

Revenues:	$1,044	$1,061	(2)%
Costs and Expenses:
Cost of revenues	(530)	(566)	(6)%
Selling, general and administrative expenses	(323)	(324)	—
Amortization of intangible assets	(47)	(46)	2%

Total Costs and Expenses	$(900)	$(936)	(4)%

Operating Income	$144	$125	15%
Interest expense, net	(45)	(38)	18%
Equity in losses of equity-method investees	—	(1)	—
Unrealized loss on warrants	—	(22)	—
Minority interest expense	—	(5)	—
Other income, net	—	4	—

Net Income before income taxes	$99	$63	57%
Income tax expense	(30)	(32)	(6)%

Net Income	$69	$31	123%

Segment Statement of Operations

Recorded Music:
Revenue	$920	$917	—
OIBDA	206	189	9%
Depreciation and amortization	40	42	(5)%

Operating Income	$166	147	13%

Music Publishing:
Revenue	$131	$151	(13)%
OIBDA	21	24	(13)%
Depreciation and amortization	15	14	7%

Operating Income	$6	$10	(40)%

Total:
Revenue	$1,044	$1,061	(2)%
OIBDA	202	185	9%
Depreciation and amortization	58	60	(3)%

Operating Income	$144	$125	15%

Free Cash Flow

Free cash flow reflects our cash flow provided by operating activities less capital expenditures and cash paid or received for investments. We use free cash flow, among other measures, to evaluate our operating performance. Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, fund ongoing operations and working capital needs and pay ongoing regular quarterly dividends. As a result, free cash flow is a significant measure of our ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance. We believe the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by our investors and analysts for purposes of valuation and comparing the operating performance of our company to other companies in our industry.

As free cash flow is not a measure of performance calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity. Free cash flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. As free cash flow deducts capital expenditures and cash paid or received for investments from cash flow provided by operating activities, the most directly comparable GAAP financial measure, users of this information should consider the types of events and transactions that are not reflected. We provide below a reconciliation of free cash flow to the most directly comparable amount reported under GAAP, cash flow provided by operating activities.

Free cash flow includes cash paid for interest and certain non-recurring payments. We also review our cash flow adjusted for these items, a measure we call unlevered after-tax cash flow. Management believes this measure provides investors with an additional important perspective on our cash generation ability. We consider unlevered after-tax cash flow excluding certain non-recurring items to be an important indicator of the performance of our businesses and believe the presentation is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. A limitation of the use of this measure is that it does not reflect the charges noted and, therefore, does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the company’s ability to fund its cash needs. Accordingly, this measure should be considered in addition to, not as a substitute for, net cash flow provided by operating activities and other measures of liquidity reported in accordance with accounting principles generally accepted in the U.S.

Figure 7: Warner Music Group Corp. – Calculation of Free Cash Flow,

Three Months Ended 12/31/05 versus 12/31/04

(dollars in millions)

	Three Months Ended Dec. 31, 2005	Three Months Ended Dec. 31, 2004
	(unaudited)	(unaudited)
Net cash flow provided by operating activities	$29	$63
Less: Capital expenditures	5	6
Less: Cash paid (received) for investments	11	19

Free cash flow (a)	$13	$38

(a)	- Free cash flow includes cash paid for interest and certain non-recurring cash payments as follows (in millions):

	Three Months Ended Dec. 31, 2005	Three Months Ended Dec. 31, 2004
Free cash flow	$13	$38
Plus: Cash paid for interest	47	42
Plus: Cash paid for management fees	—	3

Unlevered after-tax cash flow	$60	$83

Twelve-Month Results

We believe that, especially given the rhythm of the music release schedule and associated marketing and promotional expenses, quarterly variations of results are normal in our businesses. As a result, in addition to viewing our performance for current periods, we evaluate our operating performance on a full-year basis. We manage our business based on twelve-month results and consider twelve-month performance to be an important indicator of the performance of our businesses and believe the presentation of twelve-month results help improve the ability to understand the company’s operating performance and evaluate our performance in comparison to prior periods. These twelve-month results should be considered in addition to, not as a substitute for, revenue and other measures of financial performance reported in accordance with accounting principles generally accepted in the U.S. In addition, the twelve-month periods presented below are not accounting periods under SEC rules or accounting principles generally accepted in the U.S. Our twelve months ended December 31, 2005 unaudited revenues were derived from our unaudited financial statements for each of the three-month periods ended December 31, 2005, September 30, 2005, June 30, 2005 and March 31, 2005. Our twelve months ended December 31, 2004 unaudited revenues were derived from our unaudited financial statements for each of the three-month periods ended December 31, 2004, September 30, 2004, June 30, 2004 and March 31, 2004. The three-month period ended March 31, 2004 represents the combination of the two months ended February 29, 2004 of our predecessor company and the one-month ended March 31, 2004 of our successor company.

Figure 8: Warner Music Group Corp. – Last Twelve Months (“LTM”) Revenues

(dollars in millions)

	LTM 12/31/05(b)	LTM 12/31/04	% Change
	(unaudited)	(unaudited)
Q2 2005 / Q2 2004(a)	$767	$735	4%
Q3 2005 / Q3 2004	742	726	2%
Q4 2005 / Q4 2004	905	798	13%
Q1 2006 / Q1 2005	1,044	1,088	(4)%

Last Twelve Months Revenues	$3,458	$3,347	3%

(a)	- The quarter ended March 31, 2004 represents the combination of the two months ended February 29, 2004 of the predecessor company and the one month ended March 31, 2004 of the successor company.
(b)	- Full fiscal year revenue for the fiscal year ended September 30, 2005 was $3,502.